Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement (No. 333-[ • ]) on Form S-8 of our report dated March 6, 2018, with respect to the financial statements of Ampio Pharmaceuticals, Inc. as of and for the year ended December 31, 2017, filed on March 6, 2018.

/s/ EKS&H LLLP

January 8, 2020

Denver, Colorado